Exhibit 5.1

August 3, 2022

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, TX 78701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Digital Brands Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement relates to the proposed offer, issuance and sale, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free-writing prospectus(es) relating to the proposed issuance and sale, from time to time, by the Company of up to a maximum of $200,000,000 in aggregate offering proceeds of a presently indeterminate amount of the following securities of the Company (each a “Company Security” and collectively, the “Company Securities”):

•	shares of common stock, par value $0.0001 per share (the “Common Stock”);

•	shares of preferred stock, par value $0.0001 per share, in one or more series or classes (the “Preferred Stock”);

•	secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an indenture and any supplemental indenture (collectively, an “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”);

•	warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of these securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

•	rights to purchase Debt Securities, Common Stock, or Preferred Stock (the “Rights”), which may be issued independent or together with any other security offered hereby and may not be transferable by the stockholder receiving such rights under a rights agreements (each, a “Rights Agreement”), by and between the Company and the rights agent to be selected by the Company (the “Rights Agent”); and

695 Town Center Drive 14th Floor, Costa Mesa, California  92626   Telephone:  714.371.2500  Fax:  714.317.2550

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Digital Brands Group, Inc.

August 3, 2022

•	units consisting of two or more of the Debt Securities, Common Stock, Preferred Stock, or Warrants described above in any combination(s) thereof (each a “Unit” and collectively the “Units”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Company Securities.

In connection with this opinion, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Certificate of Incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s Bylaws, as amended (the “Bylaws”), and (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Company Securities. We have also examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. In our capacity as your special counsel in connection with the Registration Statement, we have been advised of the proceedings taken and proposed to be taken by you in connection with the authorization of the Indenture, Rights Agreement, and Warrant Agreements and the issuance and sale of the Company Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance of Company Securities will otherwise be in compliance with New York law or Delaware General Corporation Law, as applicable.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of all signatories to such documents; and the accuracy, completeness and authenticity of certificates of public officials. We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Company Securities have been delivered and filed as required by such laws; (iii) that the issuance and sale of the Company Securities will be in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) the due authorization, execution and delivery (other than by the Company) of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) that the issuance and sale of the Company Securities by the Company and any Indenture, Warrant Agreement, Rights Agreement, or unit agreement relating to Units will not, in each case, violate or result in a default under or breach (a) the Certificate of Incorporation or the Bylaws, (b) any agreement or instrument binding upon the Company, (c) any law, rule or regulation to which the Company is subject, (d) any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Digital Brands Group, Inc.

August 3, 2022

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for Preferred Stock or Debt Securities convertible into Common Stock, or for Warrants exercisable for Common Stock, or for Rights exercisable for Common Stock, or Units including Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for Debt Securities convertible into Preferred Stock, or for Warrants exercisable for Preferred Stock, or Rights exercisable for Preferred Stock or Units including Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement and the related Indenture and Warrant Agreement, will be executed in the form filed as an exhibit to the Registration Statement or incorporated by reference therein and that, in the case of Debt Securities, the Trustee shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission).

The opinions below, to the extent applicable, are subject, as to enforcement, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law and, as to the Debt Securities and Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Digital Brands Group, Inc.

August 3, 2022

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.           With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iii) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or upon exercise or fulfillment of Warrants or Rights or issued as a component of Units, the actions in respect of such Preferred Stock, Warrants, Rights, or Units referred to in paragraph 2, 3, 4, 5, or 6 hereof (as the case may be) have been completed; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or, if issued in book entry form, following completion of all required procedures of the transfer agent, in each case, against the requisite payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2.           With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iii) appropriate certificates of amendment to the then operative certificate of incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the State of Delaware; (iv) in the case of Preferred Stock issuable upon exercise or fulfillment of Warrants or Rights or issued as a component of Units, the actions in respect of such Warrants, Rights, or Units referred to in paragraph 3, 4, 5, or 6 hereof (as the case may be) have been completed; and (v) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or, if issued in book entry form, following completion of all required procedures of the transfer agent, in each case, against the requisite payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Rights in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

Digital Brands Group, Inc.

August 3, 2022

3.           With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) the Indenture, and the applicable supplement, if any, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (v) in the case of Debt Securities issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (vi) the notes representing Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es); (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iv) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 6 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefore and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, and assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action of the Company, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.           With respect to the Rights, when: (i) the Board has taken all necessary corporate action to authorize the issuance and terms of the Rights, the terms of the offering thereof, and related matters; and (ii) the Rights Agreement under which the Rights are to be issued has been duly authorized and validly executed and delivered by the Company, and upon payment of the consideration for the Rights provided for in such Rights Agreement, if any, then the Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Digital Brands Group, Inc.

August 3, 2022

6.           With respect to the Units issued under a unit agreement and offered under the Registration Statement, provided that (i) the applicable unit agreement has been duly authorized by the Company and the unit agent by all necessary corporate action; (ii) the applicable unit agreement has been duly executed and delivered by the Company and the unit agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iii) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action, including without limitation the due issuance or reservation for issuance of any Company Securities set forth in this opinion letter; (iv) the actions in respect of any Common Stock, Preferred Stock, Debt Securities, and/or Warrants, comprising such Units referred to in paragraphs 1, 2, 3, and/or 4 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the applicable unit agreement and delivered against the requisite payment therefore and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and any related free-writing prospectus(es), then the Units, when issued and sold in accordance with the applicable unit agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, the Units will constitute the valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.

Digital Brands Group, Inc.

August 3, 2022

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP